UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/01/2009

Law Enforcement Associates Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49907

Nevada	56-2267438
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices, including zip code)

(919) 872-6210
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure by Law Enforcement Associates Corporation (the "Company") contained in Item 8.01 of its Form 8-K filed with the Commission on August 3, 2009, is hereby incorporated herein by reference. Further, the disclosure contained in Item 8.01 of this Form 8-K is hereby incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Martin L. Perry, Vice President of Sales, voluntarily quit as an employee of the Company on September 23, 2009. On September 24, 2009, the Board removed Mr. Perry as an officer of the Company because he was no longer an employee. He remains a director.

Mr. Perry's sales management duties have been assumed by Jay W. Becker, who is Director of Sales.   Mr. Becker, a graduate of Ohio State University with over 20 years of sales experience, previously served in sales for the Company, and rejoined the Company in early September, 2009.

Item 8.01.    Other Events

(a)        Company's Annual Meeting.

        The Company will hold its Annual Meeting of stockholders on Thursday, December 3, 2009, at 10:00 a.m. Eastern Time at its headquarters located at 2609 Discovery Drive, Suite 125, Raleigh, North Carolina. The record date to determine stockholders of record for this Annual Meeting is October 29, 2009.

(b)        Legal Proceedings.

        On September 23, 2009 a complaint was filed against the Company in Wake County, North Carolina Superior Court on behalf of Barbara Wortley. The suit alleges a breach of an Asset Purchase Agreement dated September 28, 2007 by and among Advanced Vehicle Systems, LLC, a Florida limited liability company, Ms. Wortley, and the Company. The suit seeks to enforce a Demand Option under the Purchase Agreement for the Company to repurchase from Ms. Wortley up to 1,200,000 shares of the Company's stock at a price of $1.25 per share. In her complaint, Ms. Wortley seeks $1,500,000, interest at 8% from August 1, 2009 and attorneys' fees of not less than $227,663.02. The Company received service of the complaint on September 24, 2009.

        As previously disclosed, on June 26, 2009 Ms. Wortley gave notice to the Company of her demand under the Demand Option, prior to the exercise date of August 1, 2009. Since such Notice, the Company has been negotiating in good faith with Ms. Wortley, and put forward settlement proposals which were rejected. The Company is investigating the complaint, and expects to vigorously defend the law suit.

Forward-Looking and Cautionary Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases "may," "could," "should," "expect," "anticipate," "plan," "believe," "seek," "estimate," "predict," "project" or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.   In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation

Date: September 28, 2009	By:	/s/ Paul Briggs
Paul Briggs
Chief Financial Officer